Exhibit 5.1                Legal opinion of Weed & Co. L.P.



                                 WEED & CO. L.P.
     4695 MACARTHUR COURT, SUITE 1450, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

WRITER'S DIRECT NUMBER
 (949) 475-9086 ext. 6

                                October 29, 2001


Board of Directors
H-Entertainment, Inc.
21031 Ventura Blvd., Suite 520
Woodland Hills, CA 91364

         Re:  Form S-8 Registration Statement; Opinion of Counsel
         ---  ---------------------------------------------------

Dear Members of the Board:

You have requested our opinion with respect to certain matters in connection with H-Entertainment, Inc.'s (the "Company") filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of 7,125,000 shares of the Company's common stock, $.01 par value (the "Shares"), pursuant to the Company's 2001 Non-Qualified Stock Compensation Plan (the "Plan") and a consulting agreement (the "Agreement").

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Agreement and the Registration Statement and related prospectus, will be validly issued, fully paid and non-assessable.

                                                     Very truly yours,

                                                     /s/Richard O. Weed
                                                     ------------------
                                                     Richard O. Weed